Exhibit 10.1

FIRST AMENDMENT
TO THE
REXAHN PHARMACEUTICALS, INC.
2013 STOCK OPTION PLAN,
AS AMENDED AND RESTATED AS OF JUNE 9, 2016

The Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan, as amended and restated as of June 9, 2016 (the “Plan”), is hereby amended, effective as of April 11, 2017, as follows:

1.	Section 4 of the Plan is hereby deleted and replaced in its entirety with the following:

4.	Maximum Shares Available for the Plan

Subject to adjustments as provided in Section 13 of the Plan, the shares of Stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of thirty-four million (34,000,000) shares of Stock of the Corporation.  The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of shares of Stock or other consideration, the shares of Stock subject to such Award shall thereafter be available for future Awards under the Plan.

2.	Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Rexahn Pharmaceuticals, Inc. has caused this First Amendment to the Plan to be executed this 11th day of April, 2017.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Tae Heum Jeong
Name:	Tae Heum Jeong
Title:	Chief Financial Officer and Secretary